SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND
                              EXCHANGE ACT OF 1934


                                January 12, 2001
                       (Date of Earliest Event Reported)


                        MORGAN STANLEY AIRCRAFT FINANCE

           (Exact Name of Registrant as Specified in Trust Agreement)


                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

         333-56575                                    13-3375162
         (Commission File                             (IRS Employer
         Number)                                      Identification No.)


                        Morgan Stanley Aircraft Finance
                          c/o Wilmington Trust Company
                            1100 North Market Street
                              Rodney Square North
                        Wilmington, Delaware 19890-1000
                   Attention: Corporate Trust Administration
                                 (302) 651-1000


             (Address and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Office)


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Item 5.
Other Events and Regulation FD Disclosure


     On January 10, 2001, Trans World Airlines, Inc. ("TWA") announced that it and certain of its subsidiaries had voluntarily filed petitions in the U.S. District Court in Wilmington, Delaware for relief under Chapter 11 of the U.S. Bankruptcy Code. TWA also announced that it had reached agreement with American Airlines, Inc. ("American"), in which American would acquire substantially all the assets of TWA.

     Morgan Stanley Aircraft Finance currently has 4 aircraft on lease to TWA, or approximately 5.1% of the fleet by appraised value as of September 30, 2000. The four aircraft are: one Boeing 757-200ER, two MD-83s and one MD-82. Morgan Stanley Aircraft Finance is not yet aware as to whether TWA intends to affirm or reject some or all of these leases in its bankruptcy proceeding or how the agreement between American and TWA may impact these leases.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Morgan Stanley Aircraft Finance has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                             MORGAN STANLEY AIRCRAFT FINANCE


Date: January 12, 2001                       By: /s/ Alexander Frank
                                                --------------------------------
                                             Signatory Trustee





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